Contact:
Linda S. Lennox
Vice President, Investor & Media Relations
Critical Therapeutics, Inc.
(781) 402-5708
llennox@crtx.com
CRITICAL THERAPEUTICS ANNOUNCES ANNE M. FIELDS TO HEAD ITS
SPECIALTY SALES FORCE
Lexington, Mass., June 30, 2006 — Critical Therapeutics, Inc. (Nasdaq: CRTX) today announced that Anne M. Fields will lead the specialty sales force that markets its asthma drug, ZYFLO® (zileuton tablets). Ms. Fields has served as Critical Therapeutics’ Vice President of Sales since July 2005. The Company also announced that Frederick Finnegan has resigned as Senior Vice President of Sales and Marketing to pursue another opportunity.
Ms. Fields has more than 20 years of experience in successfully building, training and motivating pharmaceutical sales forces. “I am confident in Anne’s ability to lead the sales force and continue to build brand awareness for ZYFLO as we prepare for the launch of the twice daily, controlled-release formulation of zileuton, pending regulatory approval,” said Critical Therapeutics’ Executive Chairman Bob Zeiger.
Prior to joining Critical Therapeutics, Ms. Fields was Vice President of Field Sales at MedPointe, Inc., where she successfully grew MedPointe’s key in-line brands, Astelin®, Optivar® and Zomig®. Ms. Fields spent 19 years at Schering-Plough Corp. As Vice President of Sales, she led Schering-Plough’s 1,500-representative primary care U.S. sales force. Her respiratory product launch experience includes Claritin®, Clarinex®, and Nasonex®.
“We wish Rick well and thank him for his contributions to the Company over the past three years, including his role in the launch of our first marketed drug, ZYFLO, last fall,” said Frank Thomas, Critical Therapeutics’ President.
About Critical Therapeutics
Critical Therapeutics, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of products for respiratory, inflammatory and critical care diseases. The Company owns worldwide rights to the asthma drug ZYFLO® (zileuton tablets), as well as other formulations of zileuton. ZYFLO is the only 5-lipoxygenase inhibitor approved for marketing by the U.S. Food and Drug Administration. The Company’s commercialization efforts for ZYFLO are carried out by its specialty sales force. Critical Therapeutics also is developing treatments directed toward the severe inflammatory response in acute diseases
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and conditions that lead to admission to the emergency room or intensive care unit, and acute exacerbations of other chronic diseases that frequently lead to hospitalization. For more information, please visit www.crtx.com.
Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for Critical Therapeutics, Inc., including, without limitation, statements regarding possible therapeutic benefits and market acceptance of ZYFLO; the expected timing and outcome of the NDA submission for the controlled-release (CR) formulation of zileuton; the timing and success of regulatory filings, regulatory approvals and product launches; the efficacy of our drug candidates; the prospects, plans and objectives of management; and all other statements that are not purely historical in nature, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks and uncertainties relating to: our ability to transition our senior management team effectively; our ability to successfully market and sell ZYFLO; our ability to maintain regulatory approvals to market and sell ZYFLO; our ability to develop and maintain the necessary sales, marketing, distribution and manufacturing capabilities to commercialize ZYFLO; patient, physician and third-payer acceptance of ZYFLO as a safe and effective therapeutic product; adverse side effects experienced by patients taking ZYFLO; conducting clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our products under development and whether such results will be indicative of results obtained in later clinical trials; the timing and success of submission, acceptance and approval of our regulatory filings, including, without limitation, the NDA submission for zileuton CR; our heavy dependence on the commercial success of ZYFLO and zileuton CR; our ability to obtain the substantial additional funding required to conduct our research, development and commercialization activities; our dependence on our strategic collaboration with MedImmune, Inc.; and our ability to obtain, maintain and enforce patent and other intellectual property protection for ZYFLO, our drug candidates and our discoveries. These and other risks are described in greater detail in the “Risk Factors” section of our most recent Quarterly Report on Form 10-Q and other filings that we make with the Securities and Exchange Commission (SEC). If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, the statements in this release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this release.
ZYFLO® is a registered trademark of Critical Therapeutics, Inc. All other brands may be trademarks of their respective owners.
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